UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2012

NOVAGEN SOLAR INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9120 Double Diamond Pkwy Ste 2227, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 9, 2012, the registrant entered into a material definitive agreement (the “Agreement”) to acquire all the issued and outstanding shares of Omanson Precision Engineering, Inc. (the “Shares”) from Judith A. Omanson and Dwight A. Omanson (the “Vendors”). The aggregate consideration to be received by the Vendors for the Shares will consist of: (i) 200,000 shares in the Common Stock of the registrant; (ii) cash in the amount of $750,000; (iii) the cash in hand in bank at settlement; and (iv) the receivable cash, minus payable inventory cost as at date of settlement. The acquisition of the Shares will complete on before December 19, 2012.

Omanson Precision Engineering, Inc. is a company existing under the laws of the State of California, with operations based in Torrance, California.

The Board of Directors of the registrant has approved the acquisition of the Shares. There was no material relationship between the Vendors and the registrant, any director or officer of the registrant or any associate of any such director or officer prior to execution of the Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN SOLAR INC.

/s/ Micheal P. Nugent
Micheal P. Nugent
President & CEO
Date: October 10, 2012